ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                TASTY FRIES, INC.

        Pursuant to the applicable provisions of the Nevada General Corporation Act, Tasty Fries, Inc. (the "Corporation") adopts the following Articles of Amendment to its Articles of Incorporation by stating the following:

        FIRST: The following amendment to the Corporation's Articles of Incorporation was adopted by majority vote by written consent of the stockholders of the Corporation on December 16, 1996 in the manner prescribed by Nevada law.

        Article IV is amended to read as follows:

                               ARTICLE IV - STOCK

        a.     COMMON STOCK.

        The aggregate number of common shares which the corporation shall have authority to issue is 25,000,000 shares at a par value of $.001 per share. All common stock when issued shall be fully paid and non-assessable.

        No holder of shares of common stock of the corporation shall be entitled, as such, to any pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the corporation may now or thereafter be authorized to issue. The Board of Directors of the corporation may, however, at its discretion, by resolution determine that any unissued securities of the corporation shall be offered for subscription solely to the holders of common stock of the corporation or solely to the holders of any class or classes of such stock, in such proportions based on stock ownership as said Board at its discretion may determine.


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        Each share of common stock shall be entitled to one vote at stockholders meetings, either in person or by proxy. Cumulative voting in elections of Directors and all other matters brought before stockholders meetings, whether they be annual or special, shall not be permitted.

        b.     PREFERRED STOCK.

        The Corporation shall have authority to issue 5,000,000 shares of Preferred Stock, $.001 par value per share, with such rights preferences and designations and to be issued in such series as determined by the Board of Directors of the corporation.

        SECOND: The Corporation has effectuated a 1 for 20 reverse stock split of its shares of common stock outstanding as of December 6, 1996 reducing said shares from 94,000,495 shares to 4,700,025 shares. Said reverse split shall be effective immediately upon the filing of these Articles of Amendment to the Articles of Incorporation.

        THIRD: The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of said amendment was 94,000,495.

        FOURTH: The number of shares voted for such amendment was 50,343,080 (53.6%) and no shares voted against such amendment.

        DATED this 16th day of December, 1996.

                                   TASTY FRIES, INC.

By: /S/ LEONARD J. KLARICH         By:  /S/ EDWARD C. KELLY
    ----------------------              ------------------------
        Leonard J. Klarich                Edward C. Kelly
        Secretary                         President and Chief Executive Officer


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                                  VERIFICATION

STATE OF PENNSYLVANIA                       )
                                            :  ss.
COUNTY OF MONTGOMERY                        )

        The undersigned being first duly sworn, deposes and states: that the undersigned is the President of Tasty Fries, Inc., that the undersigned has read the Articles of Amendment and knows the contents thereof and that the same contains a truthful statement of the Amendment duly adopted by the stockholders of the Corporation.

                                                    /S/ EDWARD C. KELLY
                                                    ----------------------------
                                                    Edward C. Kelly, President

STATE OF PENNSYLVANIA                       )
                                            :  ss.
COUNTY OF MONTGOMERY                        )

        Before me the undersigned Notary Public in and for the said County and State, personally appeared the President of Tasty Fries, Inc., a Nevada corporation, and signed the foregoing Articles of Amendment as his own free and voluntary act and deed pursuant to a corporate resolution for the uses and purposes set forth.

        IN WITNESS WHEREOF, I have set my hand and seal this 12th day of December, 1996.

                                                    /S/ NOTARY PUBLIC
                                                    ------------------------
                                                    NOTARY PUBLIC

                                  VERIFICATION

STATE OF TENNESSEE                   )
                                     :  ss.
COUNTY OF KNOX                       )

        The undersigned being first duly sworn, deposes and states: that the undersigned is the Secretary of Tasty Fries, Inc., that the undersigned has read the Articles of Amendment and knows the contents thereof and that the same contains a truthful statement of the Amendment duly adopted by the stockholders of the Corporation.

                                                    /S/ LEONARD J. KLARICH
                                                   -----------------------------
                                                   Leonard J. Klarich, Secretary

STATE OF TENNESSEE                   )
                                     :  ss.
COUNTY OF KNOX                       )

        Before me the undersigned Notary Public in and for the said County and State, personally appeared the Secretary of Tasty Fries, Inc., a Nevada corporation, and signed the foregoing Articles of Amendment as his own free and voluntary act and deed pursuant to a corporate resolution for the uses and purposes set forth.

        IN WITNESS WHEREOF, I have set my hand and seal this 13th day of December, 1996.

                                                    /S/ NOTARY PUBLIC
                                                    ---------------------------